EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David L. Tousley, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of KaloBios Pharmaceuticals, Inc. on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of KaloBios Pharmaceuticals, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of KaloBios Pharmaceuticals, Inc.

By:	/s/ David L. Tousley

Name:	David L. Tousley
Title:	Interim Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	March 9, 2017